Exhibit 99.2

Sinorica Valuation, LLC 20251 Century Blvd., Suite 140 Germantown, MD 20874 (240) 788-3313

Patent Valuation Summary

In analyzing the six following provisional patents, our team considered factors including but not limited to: a market analysis, future cash flows, NPV calculation, likelihood of patentability and approval. These factors were considered by our team of analysts to conclude the final estimate value of each patent, listed below:

•           Patent Application 62/455,473: $16.3 million

•           Patent Application 62/455,476: $42.8 million

•           Patent Application 62/455,487: $15.2 million

•           Patent Application 62/455,500: $17.7 million

•           Patent Application 62/455,507: $19 million

•           Patent Application 62/455,509: $9.6 million

Total Patent Portfolio Valuation: $120.7 million

Disclaimer

The reader or anyone who is relying on this valuation analysis for any purpose is advised that the value outcome is absolutely subjective however based on the analyst's experiences and suggestions. All information contained herein is for reference and discussion only and is drawn from a full and complete valuation report. For full details and analysis, please reference the full report.

Further, this report has been conducted based on the assumption that all patents referenced herein are successfully converted to full utility patents issued by the USPTO.

SINORICA VALUATION, LLC AND THE SIGNED ANALYST BEAR NO RESPONSIBILITIES TO GUARANTEE THE ACCURACY OF THE DATA NOR THE VALUE CONCLUDED IN FAVOR OR NOT IN FAVOR WHATSOEVER.

/s/ Ming Chow
August 17, 2017	Ming Chow
Certified Patent Valuation Analyst